UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2014

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The board of Titan International, Inc. (Titan or the Company) has approved the promotion of Paul Reitz from his current position as Chief Financial Officer of Titan to the open position of President of Titan International, Inc. The board also approved the appointment of Mr. John Hrudicka as Chief Financial Officer of Titan International, Inc.. These executive management changes are effective February 3, 2014.

Paul Reitz
Paul Reitz will be promoted to President of Titan International, Inc. Mr. Reitz has been Chief Financial Officer of Titan since July of 2010. Prior to joining Titan, Mr. Reitz was controller for Yellow Book USA Inc. Mr. Reitz continues to be employed under his employment agreement which was filed as Exhibit 10 to the Company's Form 8-K filed on March 23, 2011. Mr. Reitz does not have any family relationship with any of the directors or executive officers of the Company. Mr. Reitz is not a party to any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

John Hrudicka
John Hrudicka will join Titan as Chief Financial Officer. Mr. Hrudicka will oversee the Company's accounting and financial matters and serve as Titan's Principal Financial Officer and Principal Accounting Officer. Mr. Hrudicka has been at Elkay Manufacturing since 2006, joining as Vice President of Finance and becoming Chief Financial Officer in 2010. Mr Hrudicka does not have any family relationship with any of the directors or executive officers of the Company. Mr. Hrudicka is not a party to any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the hiring of Mr. Hrudicka, Titan and Mr. Hrudicka have entered into an employment agreement. The agreement has a two year term and an effective date of February 1, 2014. Upon execution of the Agreement, Mr. Hrudicka shall receive (a) $50,000.00 signing bonus; and (b) 10,000 shares of restricted Titan stock. During the term of the agreement, Mr. Hrudicka will receive a base salary payable at an annual rate of $290,000. Nothing in the agreement will be deemed to prohibit an increase at any time in the base salary if Titan's Board of Directors approves. In addition to salary, Mr. Hrudicka shall be entitled to receive a minimum bonus of $75,000.00 in 2014, provided that the 2014 financial results of Titan compare favorably to the 2013 financial results of Titan. During the balance of the Employment Term and any Extended Employment Term, the Executive may be entitled to receive a bonus and Titan restricted stock. The bonus and any restricted stock award is at the discretion of the Board of Directors. A copy of the employment agreement is included as Exhibit 10.1.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits
10.1    Employment Agreement dated February 1, 2014 between Titan and John Hrudicka

99	Press release dated January 28, 2014, announcing new Titan Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	January 28, 2014	By:	/s/ PAUL G. REITZ
Paul G. Reitz
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated February 1, 2014 between Titan and John Hrudicka
99	Press release dated January 28, 2014, announcing new Titan Officers